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                                                                    EXHIBIT 10.1

                    WORKERS' COMPENSATION AND EMPLOYERS LIABILITY
                                 ASSET GUARANTEE AND
                               INDEMNIFICATION CONTRACT
                            EFFECTIVE: SEPTEMBER 30, 1996

                                    By and Between

                Florida Builders & Employers Mutual Insurance Company,
                     an Assessable Mutual (a Florida corporation)
                                   Orlando, Florida

                                         And

                      PCA Property & Casualty Insurance Company
                               (a Florida corporation)
                                  Longwood, Florida


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                                  TABLE OF CONTENTS


ARTICLE                                                                     PAGE


Article I - Liabilities Indemnified . . . . . . . . . . . . . . . . . . .     1

Article II - Term . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

Article III - Territory . . . . . . . . . . . . . . . . . . . . . . . . .     2

Article IV - Exclusions & Defenses. . . . . . . . . . . . . . . . . . . .     2

Article V - Coverage. . . . . . . . . . . . . . . . . . . . . . . . . . .     2

Article VI - Definitions. . . . . . . . . . . . . . . . . . . . . . . . .     3

Article VII - Loss Notices. . . . . . . . . . . . . . . . . . . . . . . .     6

Article VIII - Salvage and Subrogation. . . . . . . . . . . . . . . . . .     6

Article IX - Reinsurance Consideration & Premium. . . . . . . . . . . . .     6

Article X - Reports, Remittances and Settlements. . . . . . . . . . . . .     7

Article XI - Offset . . . . . . . . . . . . . . . . . . . . . . . . . . .     9

Article XII - Conformation of Agreement to Statutes and Regulations . . .     9

Article XIII - Access to Records. . . . . . . . . . . . . . . . . . . . .    10

Article XIV - Net Retained Liability. . . . . . . . . . . . . . . . . . .    10

Article XV - Inuring Contracts. . . . . . . . . . . . . . . . . . . . . .    10

Article XVI - Errors and Omissions. . . . . . . . . . . . . . . . . . . .    11

Article XVII - Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .    11

Article XVIII - Insolvency. . . . . . . . . . . . . . . . . . . . . . . .    11


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Article XIX - Arbitration . . . . . . . . . . . . . . . . . . . . . . . .    12

Article XX - Amendments and Alterations . . . . . . . . . . . . . . . . .    14

Article XXI - Currency. . . . . . . . . . . . . . . . . . . . . . . . . .    14

Article XXII - Required Consents. . . . . . . . . . . . . . . . . . . . .    14

Article XXIII - No Third Party Rights . . . . . . . . . . . . . . . . . .    15

Article XXIV - Warranties . . . . . . . . . . . . . . . . . . . . . . . .    15

Article XXV - Assumption of In-Force Policies . . . . . . . . . . . . . .    16

Article XXVI - Approvals. . . . . . . . . . . . . . . . . . . . . . . . .    16

Article XXVI - Counterparts . . . . . . . . . . . . . . . . . . . . . . .    17

Article XXVII - Assignment. . . . . . . . . . . . . . . . . . . . . . . .    17


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                    WORKERS' COMPENSATION AND EMPLOYERS LIABILITY
                     ASSET GUARANTEE AND INDEMNIFICATION CONTRACT
                          EFFECTIVE AS OF SEPTEMBER 30, 1996
                     (HEREINAFTER REFERRED TO AS THE "Contract")

                                    By and Between

                Florida Builders & Employers Mutual Insurance Company,
                     an Assessable Mutual (a Florida corporation)
                                   Orlando, Florida
                      (HEREINAFTER REFERRED TO AS THE "Company")

                                         And

                      PCA Property & Casualty Insurance Company
                               (a Florida corporation)
                                  Longwood, Florida
                     (HEREINAFTER REFERRED TO AS THE "Reinsurer")


ARTICLE I - LIABILITIES INDEMNIFIED

Subject to the terms, conditions, and limitations hereinafter set forth, the Reinsurer hereby agrees and guarantees that the assets and property of the Company, as augmented by funds or other assets from time to time transferred or made available to the Company by the Reinsurer pursuant to this Contract, shall at all times be sufficient to pay or discharge the following liabilities and obligations of the Company:

A. the Company's liability for Ultimate Net Loss (as defined in Article VI below) that has accrued or does accrue to the Company under the Company's policies, indemnity agreements, contracts, binders, and endorsements of insurance (hereinafter collectively called "policies") that were or are in force before or on January 1, 1996 (hereinafter referred to as the "Coverage Date") for the Workers' Compensation and Employers Liability business written by the Company or by its predecessor self insurance fund (namely, Florida Home Builders Self Insurers Fund), in respect of both covered losses that first occurred before the Coverage Date (hereinafter, "Pre-1996 Losses") and covered losses that first occur or occurred on or after the Coverage Date (hereinafter, "Post-1995 Losses"); and

B. the Company's Other Liabilities (as defined in Article VI below) that have accrued or do accrue to the Company in respect of its contracts, obligations, or liabilities executed, incurred, or arising, or based on events or circumstances that occurred or existed, prior to the Coverage Date.


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ARTICLE II - TERM

This Contract shall become effective as of September 30, 1996 (hereinafter referred to as the "Effective Date"), and shall remain in force until all outstanding Ultimate Net Loss and Other Liabilities covered under this Contract have been paid, settled, or released in accordance with the provisions of this Contract.

ARTICLE III - TERRITORY

The Reinsurer's liability under this Contract with respect to Ultimate Net Loss shall follow the territorial limits of the Company's policies.

ARTICLE IV - EXCLUSIONS & DEFENSES

The Reinsurer's liability under this Contract with respect to Ultimate Net Loss shall be subject to the exclusions, limitations, terms, and conditions set forth in the respective policies of the Company. The Reinsurer's liability under this Contract with respect to any Other Liabilities based on or arising from a contract, agreement, or understanding shall be subject to the terms, limitations, and conditions thereof. The Reinsurer shall indemnify the Company for Ultimate Net Loss and Other Liabilities only if and to the extent that the Company is or otherwise would be liable therefor, and all defenses, counterclaims, third-party claims, rights of set-off and contribution, and causes of action that the Company has or comes to have with respect to Ultimate Net Loss or Other Liabilities shall equally benefit and may be asserted by or on behalf of the Reinsurer. Except as otherwise specifically provided in Article VI.B of this Contract in respect of loss in excess of policy limits and extra-contractual obligations (as defined in Article VI.D), the Reinsurer shall in no event be liable for any illegal or unlawful act, conduct, or practice of the Company or for any penalty, fine, or damages (whether consequential, incidental, compensatory, punitive, or otherwise) imposed on or incurred by the Company because of or based on any such act, conduct, or practice.

ARTICLE V - COVERAGE

The Reinsurer shall indemnify the Company for all of the Company's Ultimate Net Loss and Other Liabilities that are legally valid and enforceable against the Company, that remain unpaid, and that have not been otherwise satisfied, settled, discharged, or extinguished after all assets and properties of the Company, whether owned by the Company on the Effective Date or acquired, received, or realized by the Company thereafter, have been liquidated (if not cash) and the proceeds thereof have been used to pay or settle the Company's Ultimate Net Loss or Other


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Liabilities, and no further assets or properties of the Company or proceeds thereof can be had or realized. In the event and at such time or times that all assets and properties of the Company that consist of, or that can without undue delay, loss, or risk be converted into, cash or marketable securities have been used to pay or settle Ultimate Net Loss and Other Liabilities, then: (a) the Reinsurer shall, at its election, either (1) itself pay all remaining Ultimate Net Loss and Other Liabilities in accordance with this Contract or (2) from time to time convey, transfer, and deliver to the Company cash, marketable securities, or other liquid assets selected by the Reinsurer in an amount or amounts sufficient to enable the Company to pay them, and (b) the Company shall immediately remit to the Reinsurer any and all proceeds of its properties and assets as and when thereafter received or realized or, at the Reinsurer's election and request, shall transfer, convey, and assign to the Reinsurer all right, title, and interest of the Company in and to its assets and properties then remaining and thereafter acquired.

The Company has delivered, or caused to be delivered, complete and correct copies of the Company's audited 1995 annual statutory financial statements and its unaudited statutory statement for the period ended June 30, 1996. The Company hereby represents and warrants to the Reinsurer that: (1) the financial statements, the related notes thereto, and the auditor's report thereon fairly and accurately present the financial condition and results of operation of the Company as of and for the year ended December 31, 1995, and as of and for the six months ended June 30, 1996, respectively, in accordance with generally accepted statutory accounting principles applicable to assessable mutual workers' compensation insurers, as reported by the Company's auditors; (2) the Company's loss reserves at December 31, 1995, were established based on and in accordance with the report and recommendation of the Company's independent certified actuaries; (3) said financial statements properly and adequately reflect and record all assets, liabilities, and amounts that the Company then had any knowledge, notice, or reason to know; and (4) the dollar amount specified in Article IX.B below is the amount in fact reserved and required to be reserved in the Company's 1995 year-end statutory financial statements for total unearned premiums on all policies in force on the Coverage Date.

ARTICLE VI - DEFINITIONS

A. "Claim" as used herein shall mean a request or demand for payment of workers' compensation and/or employers liability benefits to an injured employee or his or her beneficiaries or to others entitled to payment in connection therewith.

B. "Ultimate Net Loss" as used herein is defined as the sum or sums (including loss in excess of policy limits, extra contractual obligations and all Allocated Loss


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Adjustment Expense, it being understood that in the event a loss settlement, verdict, judgment, or award is reduced by any process, resulting in an ultimate saving to the Reinsurer, the expenses incurred in securing such reduction or reversal shall be incurred by the Reinsurer) paid or payable by the Company on or after the Coverage Date, in respect of amounts not booked as paid at December 31, 1995, under its policies in settlement of Claims or satisfaction of awards or judgments rendered on account of Claims, but after deduction of the following inuring recoveries:

     (i)       all salvage and subrogation recoveries;

     (ii) all recoveries on inuring insurance or reinsurance, including proceeds from commutation of inuring reinsurances, except for (a) recoveries collected on or after the Coverage Date on claims booked as paid at December 31, 1995, and (2) recoveries under the annuity contracts reflected on the Company's December 31, 1995 financial statements;

     (iii) all payments or refunds received by the Company from Health Plans on or after the Coverage Date under the worker's compensation managed care arrangement agreement dated September 8, 1994, between the Company, PCA Solutions, Inc., and entities referred to therein as Health Plans (hereinafter called the "Managed Care Arrangement"); and

     (iv) all recoveries on or after the Effective Date from the Special Disability Trust Fund.

     Ultimate Net Loss shall also include any amount payable by Health Plans under the Managed Care Arrangement on or after the Coverage Date for compensable services provided or arranged for by Health Plans thereunder in excess of the amounts reserved therefor on the financial statements of Health Plans at December 31, 1995.

     However, Ultimate Net Loss shall exclude any distributions or dividends to members or former members of the Company or its predecessor self insurers' fund. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company's Ultimate Net Loss has been ascertained.

C. "Allocated Loss Adjustment Expenses" shall mean legal expenses and other expenses (including interest accruing before and/or after entry of judgment) incurred by the Company in connection with the investigation, adjustment, settlement, litigation or arbitration of Claims. Allocated Loss Adjustment Expenses shall not include costs (hereinafter collectively referred to as "ULAE") of "in-house" counsel, claims staff or other overhead or general expenses of the Company or its agents or


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subcontractors, including the claims services provided by PCA Solutions, Inc.
(or any other third party replacing, or performing functions agreed to be performed by, PCA Solutions, Inc.).

D. "Loss in excess of policy limits" and "extra contractual obligations" as used herein shall be defined as follows:

     1. "Loss in excess of policy limits" shall mean any amount paid or payable by the Company in excess of its policy limits, but otherwise within the terms of its policy, as a result of an action against it by its insured or its insured's assignee or beneficiary to recover damages the insured is legally obligated to pay to a third party claimant because of the Company's alleged or actual negligence or bad faith in rejecting a settlement offer, or in discharging its duty to defend or prepare the defense in the trial of an action against its insured, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action.

     2. "Extra contractual obligations" shall mean any punitive, exemplary, compensatory or consequential damages, other than loss in excess of policy limits, paid or payable by the Company as a result of an action against it by its insured, its insured's assignee or beneficiary or a third party claimant, which action alleges negligence, malfeasance, or bad faith on the part of the Company or its administrator in handling a claim under a policy subject to this Contract. An extra contractual obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the policy.

     Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company, or any fine or penalty imposed by or paid to a governmental authority, as a result of or based on any actual or alleged fraudulent, illegal, unlawful, or criminal conduct of the Company or of any employee, officer, director, or agent of the Company, whether acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim or matter covered hereunder.

E. "Other Liabilities" as used herein is defined as the amounts paid or payable on or after the Coverage Date but not booked as paid by the Company at December 31, 1995, for valid and legally enforceable liabilities of the Company, other than Ultimate Net Loss and ULAE. In addition, any amounts required to be distributed or refunded to former policyholders of the Company or its predecessor self insurance fund under and in accordance with the terms of the Safety Incentive Preferred Payment Plans previously underwritten and issued by either of them shall be deemed Other Liabilities if but only if either (a) a court of competent jurisdiction rules


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in a final judgment binding on the Company or Reinsurer, not appealed or subject to no further appeal, that payment of such amounts is an enforceable contractual obligation of the Company or such fund or (b) it is subsequently determined to the Reinsurer's reasonable satisfaction that the Company has or will have a surplus remaining after payment or settlement or all Ultimate Net Loss and Other Liabilities, which surplus is adequate and available for paying such amounts and is applied to pay such amounts or to reimburse the Reinsurer for doing so.

ARTICLE VII - LOSS NOTICES

Losses shall be reported as provided in Article X, except that the Company shall promptly notify the Reinsurer (or shall cause its administrator to do so) of any unusual or unanticipated circumstances that are or become known to the Company or its administrator and that may materially or adversely affect the Reinsurer's liability hereunder.

ARTICLE VIII - SALVAGE AND SUBROGATION

The Reinsurer shall be credited with salvage or subrogation (i.e., reimbursement obtained or recovery made by the Company, less Allocated Loss Adjustment Expenses incurred in obtaining such reimbursement or making such recovery) on account of Claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees, directly or through its administrator, to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was or will be sustained by the Reinsurer, and to prosecute all claims arising out of such rights to the fullest extent practicable and productive. The Company shall not relinquish, abandon, waive, or compromise any material salvage or subrogation right without the Reinsurer's consent.

ARTICLE IX - REINSURANCE CONSIDERATION & PREMIUM

A. The Reinsurer shall pay to the Company an amount equal to one-half (or such larger fraction as the Reinsurer may in its discretion elect to pay) of the Company's deficit surplus as to policyholders that is reported on the Company's statutory financial statements filed with the Florida Department of Insurance (the "Department") as of and for the period ended on the Effective Date, taking into account the results of the independent actuarial report respecting the Company's reserves delivered during the fourth quarter of 1996, payable in any combination of cash and securities that the Reinsurer selects and due within thirty (30) days after the latest of (a) the filing of such financial statement,
(b) execution and delivery of


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this Contract, and (c) written approval of this Contract by said Department.  In the event that such financial statement reports a positive or zero surplus as to policyholders as of the Effective Date, no payment by the Reinsurer shall be due or payable under this Article IX.A.

B. The Company shall remit to the Reinsurer, as of the Coverage Date, unearned premium of $33,047,154 in consideration of the Reinsurer's assumption of liability in accordance with Article XXV of this Contract for Ultimate Net Loss in respect of Post-1995 Losses, plus all policyholder deposits relating to the Company's policies reinsured or assumed hereunder.

C. In addition, from and after the time that the Reinsurer first pays Ultimate Net Loss or Other Liabilities or advances, transfers, or makes available to the Company assets in accordance with Article V (paragraph first) above, the Company shall pay, transfer, and deliver to the Reinsurer, as and when collected or received by or on behalf of the Company, the following sums and amounts:

     (a) all proceeds of and amounts realized through collection, enforcement, or disposition on or after the Effective Date of all other intangible assets, properties, rights, and chooses in action, including without limitation, reinsurance recoverable on claims booked as paid on December 31, 1995, agent balances, receivables, uncollected or retrospective premiums, accrued interest and dividends receivable, recoveries from annuity contracts, and federal income taxes or other taxes receivable or refunded;

     (b) all proceeds and amounts realized through collection of all inuring reinsurance or any other inuring recoveries of the Company, including without limitation all proceeds from commutation of inuring reinsurance, any refunds received from Health Plans under the Managed Care Arrangement, reinsurance recoverable on claims booked as unpaid on December 31, 1995, salvage and subrogation, and recoveries from the special disability trust fund; and

     (c) all other assets, proceeds, or amounts received or realized by the Company on or after the Effective Date.

ARTICLE X - REPORTS, REMITTANCES AND SETTLEMENTS

A. Within thirty (30) days after the end of each month (commencing with the first full month after the Effective Date) during the term of this Contract, the Company or its administrator shall report to the Reinsurer the following:


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     (a)  Summary of paid losses, Allocated Loss Adjustment Expenses paid, and
Other Liabilities paid during the month;

     (b) Summary of case outstanding losses and Allocated Loss Adjustment Expenses as of the end of the month, including a report of the carried incurred but not reported amounts;

     (c) Summary of amounts referred to in Article IX.C collected during the month;

     (d) Summary of Revolving Fund (as hereinafter defined) activities during the month;

     (e) Any other information specifically requested by the Reinsurer to evaluate the Contract which is reasonably available to the Company.

     The loss information shall be segregated by accident (report) year and by class of business. The parties shall confer regarding the suitable format of such summaries and any desired changes therein.

B. With respect to all Ultimate Net Loss and Other Liabilities that become due and payable by the Company, the Reinsurer agrees that settlement of such Ultimate Net Loss and Other Liabilities covered under this Contract shall be payable by the Reinsurer concurrently with payment by the Company. The Reinsurer and the Company therefore agree that all such payables under this Contract may be settled by the Company or its administrator through a revolving fund (the "Revolving Fund") provided by the Reinsurer. The amount of the Revolving Fund is to be determined from time to time by the parties and adjusted based on the average Ultimate Net Loss and Other Liabilities paid through the Revolving Fund during the preceding quarter. The Reinsurer is to maintain the amount in the Revolving Fund at the agreed level and restore disbursements from the Revolving Fund no less frequently than monthly. The Reinsurer is to remit by wire transfer to the Company's administer at the end of each month an amount equal to the amount by which the agreed amount exceeds the actual amount in the Revolving Fund.

     In the event a payment due to be made by the Company and the Reinsurer under this Contract would (together with other such payments by then paid or due to be paid) exceed the funds then available in the Revolving Fund, the Company or its administrator may request, and the Reinsurer shall thereupon immediately make, payment of such required funds into the Revolving Fund. In the event that the Company or its administrator, without the written consent of the Reinsurer, applies money in the Revolving Fund for payment of any amount or item other than Ultimate


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Net Loss or Other Liabilities for which the Reinsurer is liable under this
Contract (an "Unauthorized Withdrawal"), then (a) the Company shall, or shall cause its administrator to, immediately restore such Unauthorized Withdrawal to the Revolving Fund, plus interest thereon, and (b) if the amount or frequency of any Unauthorized Withdrawals is such as to leave the Reinsurer insecure in its reasonable judgment, taking into account the circumstances and their amount, the Reinsurer may suspend payments or transfers to the Revolving Fund until the Company or its administrator has established enhanced controls reasonably satisfactory to the Reinsurer.

     The Company may also establish a zero balance account or similar checking account (the "Account") with a commercial bank satisfactory to the Company's administrator. The Company's administrator shall have signature authority for disbursing payments against the Account in respect of Ultimate Net Loss and Other Liabilities as and when due. The Account may be linked with the Revolving Fund so that (a) adequate funds are automatically transferred from the Revolving Fund to the Account to pay checks drawn against the Account as they are presented and (b) any excess or unused funds or deposits into the Account are automatically transferred to the Revolving Fund. The Company shall notify the Reinsurer from time to time of the authorized signatories for this purpose and any changes therein. The Reinsurer shall be entitled to receive copies of statements and notices of activities in the Account.

C. All Claims settlements made by the Company or its administrator shall be binding upon the Reinsurer, provided, however, that such Claims are within the terms, conditions and limitations of the Company's policies or otherwise required by applicable Florida worker's compensation law or by a final judgment of a court or tribunal binding on the Company, and within the terms, conditions and limitations of this Contract.

ARTICLE XI - OFFSET

Both the Company and the Reinsurer shall have, and may exercise, at any time the right to offset any balance or balances due to the other party under this Contract against any balance or balances then owed by such other party under this Contract or under any other reinsurance agreement between the parties; it being the parties' intention to take and allow offset based upon any debtor/creditor relationship arising under this Contract against any balance or balances then due under this Contract or under any other such agreement, regardless of whether such balances are in respect of premiums, fees, losses, or otherwise, and regardless of the capacity of any party.


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ARTICLE XII - CONFORMATION OF AGREEMENT TO STATUTES AND REGULATIONS

A. If any separable provision hereof shall be held to be invalid or unenforceable in a final, binding order or judgment of a court, administrative body, or any other governmental authority under the laws or Insurance Department regulations or any other regulations or rulings now or hereafter in effect in the state governing this Contract or any other state or commonwealth with any form of jurisdiction over this Contract, such invalidity or unenforceability shall not affect any other provisions of this Contract which will remain in full force and effect.

B. The parties shall negotiate in good faith to amend any terms and conditions of this Contract which violate or are in conflict with such laws, Insurance Department regulations, or any other applicable regulations or rulings, with the aims of eliminating such violation or conflict while preserving the initial allocation of risks, benefits, rights, and duties under this Contract.

ARTICLE XIII - ACCESS TO RECORDS

The Reinsurer or its duly appointed representatives shall upon request have access at any reasonable time to records of the Company which pertain in any way to this reinsurance, but without unduly burdening or disrupting the operations of the Company or its administrator, and excluding legally privileged materials. The Reinsurer shall use information and records of or furnished by the Company or its administrator only for purposes of implementing this Contract and shall not, except as may be required by applicable law or as consented to by the Company or its administrator, disclose to any third party any non-public confidential or proprietary information or records of the Company or its administrator.

ARTICLE XIV - NET RETAINED LIABILITY

This Contract shall apply only to that portion of any insurance that the Company retains net for its own account, and in calculating the amount of any loss hereunder, only loss or losses with respect to that portion of any insurance or reinsurance the Company retains net for its own account shall be included.

ARTICLE XV - INURING CONTRACTS

A. Any specific and/or aggregate excess coverage purchased by the Company shall inure to the benefit of the Reinsurer. Any subrogation, special disability trust fund, refunds or recoveries becoming payable to the Company under the Managed Care Arrangement, and other recoveries shall also benefit the Reinsurer.


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B.   In consideration of the coverage provided under this Contract, the
Reinsurer shall have the irrevocable and unconditional authority to negotiate on behalf of the Company with any reinsurers of any reinsurance contracts that inure to the benefit of this Contract to commute such contracts. Without limiting the generality of the foregoing, the Company hereby consents and agrees to the commutation as of the Effective Date of the reinsurance contracts heretofore identified by the Reinsurer for immediate commutation.

ARTICLE XVI - ERRORS AND OMISSIONS

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified promptly after discovery. Each party shall promptly notify the other of any such delays, errors, or omissions of which it becomes aware in its conduct pertaining to this Contract.

ARTICLE XVII - TAXES

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium or consideration payable hereunder when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

ARTICLE XVIII - INSOLVENCY

A. In the event of the future insolvency of the Company, reinsurance under this Contract shall be payable by the Reinsurer on the basis of the liability of the Company under its policies reinsured without diminution because of the insolvency of the Company, subject to all terms, conditions, and limitations of this Contract, directly to the Company or, if one is appointed, to its duly appointed liquidator, receiver, or statutory successor except as otherwise provided by Chapter 631, Part I, Florida Statutes, or other applicable law governing insurer delinquency proceedings, or except when this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or when the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under the In-Force Policies (as defined in Article XXV below) and in substitution for the obligations of the Company to such payees.

B. The liquidator or receiver or statutory successor of the insolvent Company, if one is hereafter appointed, shall give written notice to the Reinsurer of the pendency


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of a claim against the insolvent Company on the policy or policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding, and during the pendency of such claim, the Reinsurer may investigate such claim and may interpose in the proceeding when such claim is to be adjudicated, any defense, counterclaim, third-party claim, cause of action, or right which it may deem available to the Company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company as a result of the defense undertaken by the Reinsurer.

C. When two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense or the like to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the insolvent Company.

D. Should any party hereto be placed in rehabilitation or liquidation or should a rehabilitator, liquidator, receiver, conservator or other person or entity of similar capacity be appointed as respects such party, all amounts due any of the parties hereto, whether by reason of premiums, losses, indemnification, or otherwise under this Contract or any other contract(s) heretofore or hereafter entered into between the parties (whether or not any such contract(s) be assumed or ceded), shall at all times be subject to the right of offset at any time and from time to time, and upon the exercise of same, only the net balance shall be due and payable, in accordance with Section
631.281 of the Florida Insurance Code to the extent such statute or other applicable law, statute or regulation governing such offset shall apply. All amounts payable by the Company under Article IX of this Contract shall be deemed to have been incurred within the meaning of said Section 631.281 as of the Coverage Date.

ARTICLE XIX - ARBITRATION

A. As condition precedent to any right of action hereunder, except an action for a temporary, immediate, or emergency injunction or restraining order, any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration must be in writing and sent certified or registered mail, return receipt requested.

B. One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the "Umpire") who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10)


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

days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C.   If the two arbitrators are unable to agree upon the Umpire within thirty
(30) days of their appointment, the two arbitrators shall, unless the parties agree upon the third arbitrator, request the United States District Court having general jurisdiction where the Company is domiciled to appoint an Umpire with those qualifications, or if the Federal Court declines to act, any State Court having general jurisdiction in such area. The Umpire shall promptly notify in writing all parties to the arbitration of his selection.

D. Unless the parties otherwise agree in writing, all arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London. Each party shall furnish to the other information about the qualifications of the arbitrator that the former selects.

E. Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The parties shall have adequate opportunity to depose, present, examine, and cross-examine witnesses, discover and proffer other evidence including (without limitation) documents and expert testimony, and submit written legal arguments and authorities. A party has the right to be represented by an attorney at any hearing or proceeding. A wavier thereof prior to the proceeding or hearing is ineffective.

F. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the parties agree otherwise, any arbitration shall take place in Orlando, Florida, but the venue may be changed upon written request when deemed by the panel to be in the best interest of the arbitration proceeding and not prejudicial to either party. Insofar as the arbitration panel looks to substantive law, it shall apply the law of the State of Florida. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate. The panel may issue subpoenas for the taking of depositions, attendance of witnesses and the production of books, records, documents and other evidence and shall have the power, to administer oaths. Subpoenas so issued shall be served, and upon application to a court of competent jurisdiction by a party to the arbitration or by the panel, enforced in the manner provided by law for service and enforcement of subpoenas in a civil action.

G. To the extent, and only to the extent, that the provisions of this Contract are ambiguous or unclear, the panel shall make its decision considering the parties' course of dealings and the custom and practice of the applicable insurance and reinsurance business. The panel shall render its decision within sixty (60) days following the termination of hearings, which decision shall be in writing, stating the reasons therefore.

H. Judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

ARTICLE XX - AMENDMENTS AND ALTERATIONS

This Contract, together with any and all other documents or instruments expressly consented to and exchanged by the parties in connection with executing and delivering this Contract, embodies the complete agreement of the parties with respect to the subject matter hereof and supersedes any prior such agreement or understanding, whether written or oral. Without limiting the generality of the foregoing, this Contract supersedes and replaces that certain "Excess Insurance Policy For Self-Insurer Of Workers' Compensation and Employers Liability" previously issued by the Reinsurer to the Company, dated December 15, 1995 but effective as of January 1, 1996, which shall no longer have any force or effect. This Contract shall be deemed to have effected a novation of said "Excess Insurance Policy" as of the Coverage Date.

This Contract may be changed, altered or amended as the parties may hereafter agree, provided such change, alteration or amendment is evidenced in writing or by endorsement executed by the Company and the Reinsurer.

ARTICLE XXI - CURRENCY

Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars, and all transactions under this Contract shall be in United States Dollars.

ARTICLE XXII - REQUIRED CONSENTS

A. The Company shall not enter into any new inuring reinsurance contract or any amendment, modification, or termination of an existing such contract, or agree to do so, without the Reinsurer's express written consent. The Reinsurer shall not unreasonably withhold or delay its consent to any such action that the Company or its administrator recommends in good faith, but a material adverse effect on the Reinsurer's liability or risks under this Contract shall be sufficient basis to withhold its consent. For purposes of this paragraph, the Managed Care Arrangement, any successor thereto or similar such arrangement, and annuity contracts used to fund Claims or settlements thereof shall be deemed inuring reinsurance contracts.

B. Except as the Reinsurer may hereafter agree, the Company shall not settle any Claim for a lump-sum payment, or for a series of agreed upon future payments or installments with a present value, in excess of $750,000 without the Reinsurer's express written consent. The Company shall advise the Reinsurer of any proposed settlement requiring the Reinsurer's consent and any schedule or deadline within which such consent must be given or withheld and shall furnish the Reinsurer with pertinent loss information, including case reserves and any outstanding judgment or offer of settlement or judgment, when requesting such consent. The Reinsurer shall respond in a timely manner to requests for its consent to proposed or recommended settlements, in keeping with the terms and deadlines of settlement offers or proposals and with the schedule of any litigation or proceeding relating thereto. In deciding whether to consent to a settlement, the Reinsurer shall consider any recommendations or advice conveyed to it of counsel representing the Company or its insured regarding the matter. The Reinsurer may withhold its consent to a proposed or recommended settlement of a Claim if in its reasonable business judgment the costs of the settlement will likely exceed the Company's Ultimate Net Loss for the Claim if not settled. The Company may treat a failure of the Reinsurer to notify the Company in writing that it does not consent to a settlement within ten (10) business days after its receipt of a written request therefor, or within such other schedule or deadline to which the parties may agree at the time, as consent to the settlement.

C. The Company shall use or cause its administrator to use at all times prudent Claims administration, adjustment, and settlement techniques and practices, consistent with evolving practices and norms within the Florida workers' compensation insurance industry. At the Reinsurer's request, the Company shall furnish to the Reinsurer information regarding such techniques and practices employed by the Company or its administrator from time to time, including any internal written manuals or guidelines, and shall consult with the Reinsurer regarding such techniques and practices, their implementation as to particular Claims, classes of Claims, or Claims generally, and any changes therein.

ARTICLE XXIII - NO THIRD PARTY RIGHTS

Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer, the Company, or its administrator in favor of any third parties or any persons not parties to this Contract.

ARTICLE XXIV - WARRANTIES

The Company represents and warrants to the Reinsurer that PCA Solutions, Inc. is the duly appointed agent and administrator of the Company and is authorized to act on behalf of the Company for purposes of sending and receiving notices, administering and adjusting Claims, receiving loss payments and any other payment due the Company under this Contract, marshaling, collecting, and liquidating on behalf of the Company its assets and properties (including without limitation those described in Article IX.C above), managing the run-off of Pre-1996 Losses, and implementing this Contract on the Company's behalf. Further, any notice received by the Reinsurer from PCA Solutions, Inc., or payments made or notice given to PCA Solutions, Inc. by the Reinsurer under this Contract shall be deemed to be notice received from the Company, or payment made or notice given to the Company. The Company also warrants and undertakes to the Reinsurer that its administrator contract with PCA Solutions, Inc. shall continue in force until such time as the Reinsurer has discharged its payment obligations hereunder and that the Company shall not terminate or materially modify or amend said contract or agree or commit to do so without the Reinsurer's consent.

ARTICLE XXV - ASSUMPTION OF IN-FORCE POLICIES

As of the Coverage Date, the Reinsurer shall assume, and by entering into this Contract does assume, the Company's liability for Ultimate Net Loss covered by, arising from, or attributable to Post-1995 Losses under all policies of the Company the original one-year terms of which had not expired before the Coverage Date and that had not lapsed or been canceled before and remained in force on the Coverage Date (collectively, the "In-Force Policies"). If and to the extent that the parties hereto have not already done so before the Effective Date: (1) the Company shall pay and deliver to the Reinsurer, as of the Coverage Date, cash or marketable investment securities with a fair market value equaling in aggregate on the date of delivery the dollar amount specified in Article IX.B above; (2) the Company shall transfer, deliver, and release to the Reinsurer of the Reinsurer's administrator all documents, books, records, files, and papers relating to the In-Force Policies, including specifically but without limitation the original policy and claims files; and (3) the Reinsurer shall issue and deliver to each record policyholder of an In-Force Policy an assumption certificate or endorsement in a form approved by or acceptable to the Florida Department of Insurance, notifying such policyholders that the Reinsurer has


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

assumed liability for Ultimate Net Loss under the In-Force Policies from and after the Coverage Date.

ARTICLE XXVI - APPROVALS

This Contract is subject to approval or ratification by the boards of directors of the parties hereto and written approval by the Florida Department of Insurance. Neither party shall require or solicit any further or different approval unless so required by applicable law or so directed by said Department. By executing and delivering any counterpart of this Contract, each party represents and warrants to the other that the Contract and its execution and delivery have been duly approved by all requisite internal action of, and constitutes a binding obligation of, said party, fully enforceable against such party in accordance with its terms. In the event that this Contract has not been approved by said Department, on terms and conditions (including without limitation the provisions of any order issued or entered by, or agreement entered into with, said Department that refers to this Contract) satisfactory to the Reinsurer and the Company within five (5) business days after its execution by both parties, each party shall be entitled (but not obligated) to cancel this Contract by written notice to the other party and the Department, in which event this Contract shall be void and of no force or effect ab initio.

ARTICLE XXVII - COUNTERPARTS

This Contract may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall comprise a single legal instrument. Any party may enter into and become bound by this Contract by executing and delivering any such counterpart to the other party. Any counterpart may be delivered by telefacsimile, and a party shall be deemed to have entered into and become bound by this Contract as soon as a counterpart or the signature page thereof executed on behalf of such party has been received by the other party or its authorized representative or counsel, whether in original form or by telefacsimile. Any party delivering this Contract or its executed signature page hereof by telefacsimile shall immediately thereafter deliver to the other party the complete manually signed original.

ARTICLE XXVIII - ASSIGNMENT

Neither party may assign this Contract or any of its rights hereunder, or delegate any of its duties hereunder, to any other person without the express written consent of the other, which consent may be withheld or conditioned in the reasonable discretion of the other; provided, that the parties acknowledge and agree that PCA Solutions, Inc. has served and may continue to serve as agent and administrator of and for the

Reinsurer as well as the Company. This Agreement shall inure to the benefit of and bind the parties' respective successors, permitted assigns, and legal representatives.

     In Witness Whereof, the parties hereto by their respective duly authorized representatives have executed this Contract on the dates undermentioned at:

Orlando, Florida, this 1st day          FLORIDA BUILDERS & EMPLOYERS
of November, 1996                       MUTUAL INSURANCE COMPANY, AN
                                        ASSESSABLE MUTUAL

                                        By:
                                           ---------------------------
                                        Name:
                                        Title:

Longwood, Florida, this 1st day         PCA PROPERTY & CASUALTY
of November, 1996                       INSURANCE COMPANY

                                        By:
                                           ---------------------------
                                        Name:
                                        Title:


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